Exhibit 99.2
Investor Presentation October 2024

2 Forward Looking Statements Statements included herein, including statements regarding SuRo Capital Corp.'s ("SuRo Capital", "SSSS", "we", "us" or "our") beliefs, expectations, intentions or strategies for the future, may constitute "forward-looking statements". SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements and other conditions which could cause SuRo Capital’s actual results to differ from management's current expectations are contained in SuRo Capital's filings with the Securities and Exchange Commission (“SEC”). SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this presentation. Certain information discussed in this presentation (including information relating to portfolio companies) was derived from third-party sources and has not been independently verified. SuRo Capital makes no representation or warranty with respect to this information. All trademarks, logos, and brand names are the property of their respective owners. All company, product and service names used in this presentation are for identification purposes only. Use of these names, trademarks, and brands does not imply endorsement. The investments presented herein were selected as of October 9, 2024. These investments are intended to illustrate SuRo Capital's sourcing experience and the profile and types of investments and investment strategies which may be pursued by SuRo Capital. The types and performance of these investments (i) are not representative of the types and performance of all investments or investment strategies that have been made by SuRo Capital and (ii) are not necessarily indicative of the types and performance of investments that SuRo Capital may seek to make, or be able to make, in the future. Further, references to the investments are presented to illustrative purposes only and should not be construed as a recommendation of any particular investment. Certain investments may be held through special purpose vehicles providing SuRo Capital with economic exposure to the underlying portfolio company. The following slides contain summaries of certain financial and statistical information about SuRo Capital. The information contained in this presentation is summary information intended to be considered in connection with review of our SEC filings and other public announcements we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this presentation unless required to do so by law. In addition, information related to past performance, while it may be helpful as an evaluative tool, is not indicative of future results, the achievement of which cannot be assured. You should not view the past performance of SuRo Capital or any of its portfolio companies, or information about the market, as indicative of SuRo Capital’s or any of its portfolio companies’ future results. The performance data stated herein may have been due to extraordinary market or other conditions, which may not be duplicated in the future. Current performance may be lower or higher than the performance data quoted. This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities of SuRo Capital. The information contained herein is for informational purposes only and is not intended to be a substitute for financial, legal, or tax advice. October 2024

Note: The logos shown are not inclusive of all of SuRo Capital’s current portfolio companies. SuRo Capital’s full existing held companies can be found in public filings at www.sec.gov. (1) SuRo Capital is invested in the Convertible Equity of OpenAI Global, LLC through its investment in the Class A Interest of ARK Type One Deep Ventures Fund LLC. ARK Type One Deep Ventures Fund LLC’s sole portfolio asset for Class A Interest holders is the Convertible Equity of OpenAI Global, LLC. 3 SuRo Capital Is The Public’s Gateway To Venture Capital October 2024 SuRo Capital is a publicly traded, growth-stage venture capital firm started in 2011, investing in a growing portfolio of companies across many sectors including AI, Consumer, and Software (1)

4 Making Venture Capital Accessible October 2024 Investing in venture capital has been largely inaccessible to the average investor. We believe other access vehicles miss the mark. So why choose SuRo Capital? Invest through almost any brokerage account or app. We are listed on NASDAQ under ticker symbol “SSSS” Become a venture capitalist. Have a stake in some of the most exciting private names before they go public Join thousands of other shareholders. Participate in deals previously reserved for ultra high net worth individuals

5 Investing In Quality October 2024 We focus on quality. Our investment thesis is simple: we aim to invest in the highest quality founders building exciting and rapidly growing businesses while remaining steadfast on driving shareholder value. Stage of Business Pre-seed Growth Valuation Sensitivity Low High Price Insensitive Primary & Secondary Investors Angels, Friends & Family Early Stage Venture Capital SuRo Capital’s Focus

6 SuRo Capital’s Journey October 2024 We’ve executed on our strategy successfully for over a decade. Throughout our history, we have invested in some of the world’s most valuable companies. Note: SuRo Capital was formerly known as NeXt Innovation Corp., GSV Capital Corp. and Sutter Rock Capital Corp. (1) SuRo Capital is invested in the Convertible Equity of OpenAI Global, LLC through its investment in the Class A Interest of ARK Type One Deep Ventures Fund LLC. ARK Type One Deep Ventures Fund LLC’s sole portfolio asset for Class A Interest holders is the Convertible Equity of OpenAI Global, LLC. SuRo Capital invests $21.1M in Palantir Fully Exited in 2021 for $145.0M SuRo Capital invests $7.5M in Lyft Fully Exited in 2019 for $20.9M SuRo Capital invests $17.4M in Coursera Fully Exited in 2021 for $115.3M SuRo Capital invests $13.6M in Spotify Fully Exited in 2019 for $46.4M SuRo Capital invests $17.5M in OpenAI Currently Held 2012 2013 2014 2015 2024 Year of Initial Investment Multiple on Money 6.9x 6.6x 2.8x 3.4x N/A (1)

7 Our Portfolio Has Evolved October 2024 With a rigorous sourcing and investment process, we have evolved the portfolio. Our portfolio now includes some of the most valuable private companies in the world backed by some of the largest venture capital funds. Note: Exited & Current Portfolios are not exhaustive. SuRo Capital’s full existing and previously held companies can be found in public filings at www.sec.gov. (1) SuRo Capital is invested in the Convertible Equity of OpenAI Global, LLC through its investment in the Class A Interest of ARK Type One Deep Ventures Fund LLC. ARK Type One Deep Ventures Fund LLC’s sole portfolio asset for Class A Interest holders is the Convertible Equity of OpenAI Global, LLC. (2) SuRo Capital is invested in the Series B Preferred Shares of VAST Data, Ltd. through its investment in the Membership Interest of IH10, LLC. IH10, LLC’s sole portfolio asset is interest in the Series B Preferred Shares of VAST Data, Ltd. through a special purpose vehicle. Select Exited Portfolio Select Current Portfolio (1) (2)

Access to Private Investments 8 SuRo Capital’s Advantage Is Clear October 2024 We have a robust sourcing process that allows SuRo Capital to access opportunities that other similarly positioned funds cannot 1 Rigorous Analysis 2 Commitment to Shareholder Value 3 Our detailed investment process is focused not only on simply accessing opportunities, but investing in them at attractive prices Creating shareholder value is our top priority. SuRo Capital’s investments are made with the question in mind: How does this enhance value for our stakeholders?

Investing In The Future of Artificial Intelligence: OpenAI[(1)]

OpenAI Description

- **OpenAI** is an artificial intelligence research organization focused on developing and deploying advanced AI models, such as GPT and DALL-E
- According to sources from the WSJ, the company has 250M weekly active users, 11M paying subscribers and around one million paying business customers

Opportunity

- According to sources from the WSJ, OpenAI expects to earn $3.7B in revenue this year and projects revenue of $11.6B in 2025
- During OpenAI's recent DevDay, it introduced new tools like such as Realtime API and Vision Fine-Tuning to make AI more accessible and powerful for developers of all sizes

OpenAI[(1)]

SuRo Capital Investment

- **SuRo Capital made a $17.5M investment in OpenAI Global, Inc.'s Convertible Equity via its investment in the Class A Interests of ARK Type One Deep Ventures Fund LLC**

Select OpenAI Investors

Thrive Capital, ARK Invest, Altimeter, Microsoft, Khosla Ventures, NVIDIA, Tiger Global, SoftBank

Sources: WSJ.com | OpenAI Nearly Doubles Valuation to $157 Billion in Funding Round, Axios.com | OpenAI raises $6.6 billion in largest VC round ever, OpenAI.com | New funding to scale the benefits of AI.
(1) SuRo Capital is invested in the Convertible Equity of OpenAI Global, LLC through its investment in the Class A Interest of ARK Type One Deep Ventures Fund LLC. ARK Type One Deep Ventures Fund LLC's sole portfolio asset for Class A Interest holders is the Convertible Equity of OpenAI Global, LLC.

SURO CAPITAL
9
October 2024

Investing In Consumer Brands: Liquid Death

Liquid Death Description

- **Liquid Death** is disrupting sleepy, better-for-you beverage categories by bringing the power of comedy and bold branding to still water, sparkling water, and iced teas
- The company's portfolio has grown rapidly, with Iced Tea becoming the most successful launch of any tea brand in the last 3 years in brick & mortar retail, as well as becoming the #2 best-seller in the RTD tea beverage category on Amazon

Opportunity

- Liquid Death's viral marketing strategy has resulted in over 10 million social media followers between TikTok and Instagram, ranking 3rd behind Monster and Red Bull as the most followed beverage brand on social media
- The company's SKUs are sold across large grocery store chains in the U.S., such as Walmart, Target, Kroger, Whole Foods, and more

Liquid Death
MOUNTAIN WATER

SuRo Capital Investment

- **SuRo Capital made a $10.0 million investment in Liquid Death Series F-1 Preferred Shares at a $1.4 billion valuation during Q1 2024**

Select Liquid Death Investors

SCIENCE
LIVE NATION
7-ELEVEN
ACCESS CAPITAL MANAGEMENT
SALTWATER
OCHO CAPITAL

Source: LiquidDeath.com, "Liquid Death Further Strengthens Leadership with Appointment of Former BODYARMOR Leader Mike Fine as Chief Retail Officer and Promotion of 7-Eleven Alum Marisa Bertha to Chief Strategy Officer" (October 2024).

SURO CAPITAL
10
October 2024